UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 22, 2002

GEOCOM RESOURCES, INC. (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	333-62482 (Commission File Number)	98-0349734 (IRS Employer Identification No.)
1030 West Georgia Street, Suite 1208 Vancouver, B.C., Canada (Address of principal executive offices)		V6E 2Y3 (Zip/Postal Code)
Registrant's telephone number, including area code: (604) 662-7900
N/A (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

On September 22, 2002 the Registrant confirmed in writing the cancellation of its Letter of Intent with Princeton Financial Group Inc. ("Princeton") dated July 26, 2002. Pursuant to the Letter of Intent, Princeton assigned its rights to acquire all of the issued and outstanding shares of Glacier Ridge Resources Ltd., a privately held oil and gas exploration and production company, subject to certain terms and conditions, including the securing of necessary financing. Due to an inability to secure necessary financing, the conditions were not met within the 30 day period and the parties were entitled to terminate the Letter of Intent. The Registrant and Princeton continued to make bona fide efforts to raise the financing beyond the 30 day period but were ultimately unsuccessful. Accordingly, on September 26, 2002 the Registrant provided written confirmation of termination of the Letter of Intent. In connection with the termination, Mr. Ryan Henning, who joined the board of the Registrant in connection with the potential acquisition, resigned as a director.

On September 25, 2002 the Registrant entered into a Letter of Intent with ADS Drilling Services, Inc. ("ADS"). Pursuant to the Letter of Intent, the Registrant is entitled to acquire all of the issued and outstanding shares of ADS, subject to certain terms and conditions. ADS is a privately held company specializing in directional drilling for the oil and gas industry. All of its current operations are situated within Houston, Texas. The purchase price for the proposed acquisition will be the issuance of 3,875,000 common shares of the Registrant. In addition, the Registrant will use its best efforts to secure financing for the operations of ADS in the total amount of US$1.5 Million. The acquisition is subject to a number of conditions set out in the Letter of Intent, including a complete due diligence review of ADS by the Registrant, the securing of necessary financing, and the agreement of current management of ADS to join as management of the Registrant for a mutually agreeable term.

Item 6. Resignations of Registrant's Directors.

Effective September 26, 2002, Mr. Ryan Henning resigned as a director of the Registrant. Mr. Henning had joined the Registrant's board on July 26, 2002 in connection with a Letter of Intent with Princeton Financial Group Inc. The Letter of Intent was officially terminated by the Registrant on September 22, 2002.

Item 7. Financial Statements and Exhibits.

  Financial Statements of Business Acquired.

  Not applicable

  Pro forma Financial Information.

  Not applicable.

  Exhibits.

There is attached hereto the following exhibits:

Exhibit 1. Cancellation of Letter of Intent with Princeton Financial Group Inc.

Exhibit 2. Letter of Intent with ADS Drilling Systems Inc.

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2002

GEOCOM RESOURCES INC.

/s/ Andrew B. Stewart

_______________________________
By: Andrew B. Stewart, Secretary